UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2021

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 17th Street

Mattoon, Illinois 61938-3987

(Address of Principal Executive Offices) (Zip Code)

(217) 235-3311

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $0.01 par value	CNSL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 18, 2021, Consolidated Communications Holdings, Inc. (the “Company”) announced that its wholly owned subsidiary, Consolidated Communications, Inc. (“CCI”) issued $400 million aggregate principal amount of 5.000% senior secured notes due 2028 (the “Notes”). The Notes were issued pursuant to an indenture dated as of March 18, 2021 (the “Indenture”) among the Company, CCI, certain of their subsidiaries, and Wells Fargo Bank, National Association, as Trustee and Notes Collateral Agent.

The Notes were offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act. The offering of the Notes has not been registered under the Securities Act or any state securities laws, and the Notes may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The Notes bear interest at a rate of 5.000% per annum, payable semiannually in cash in arrears on April 1 and October 1 of each year, commencing October 1, 2021. The Notes will mature on October 1, 2028.

The Notes are unsubordinated secured obligations of CCI, secured (subject to permitted liens and certain other exceptions) by first-priority liens on the collateral that secures the Company’s obligations under the Credit Agreement, dated as of October 2, 2020, as amended on January 15, 2021, among the Company, CCI, the other guarantors party thereto, certain lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent (the “Credit Agreement”) and CCI’s 6.500% senior secured notes due 2028 (the “Existing Notes”). The Notes are, jointly and severally, unconditionally guaranteed on a first priority secured basis (subject to permitted liens and certain other exceptions) by the Company and each of the subsidiaries of the Company that guarantees the Credit Agreement and the Existing Notes.

At any time prior to October 1, 2023, CCI may redeem all or part of the Notes at a redemption price based on a make-whole premium as described in the Indenture, plus accrued and unpaid interest to, but excluding, the date of redemption. At any time on or after October 1, 2023, CCI may redeem all or part of the Notes at certain redemption prices set forth in the Indenture, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, at any time prior to October 1, 2023, CCI may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 105.000% of the aggregate principal amount thereof plus accrued and unpaid interest to, but excluding, the redemption date, with net cash proceeds that are raised from one or more equity offerings of the Company or CCI, subject to certain exceptions.

Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require CCI to make an offer to repurchase the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of the repurchase.

The Indenture provides for customary affirmative and negative covenants and events of default (subject in certain cases to customary grace and cure periods).

The foregoing descriptions of the Indenture and the Notes are not complete and are qualified in their entirety by reference to the full text of the Indenture and the Form of Note, which are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On March 18, 2021, the Company issued a press release announcing the issuance of the Notes. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
4.1

Indenture, dated as of March 18, 2021, by and among Consolidated Communications, Inc., Consolidated Communications Holdings, Inc., the other Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Notes Collateral Agent.

4.2	Form of 5.000% Senior Secured Note due 2028 (included as Exhibit A to Exhibit 4.1 hereto).
99.1	Press Release dated March 18, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

Date: March 18, 2021	By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer